UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2010

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31826 (Commission file number)	42-1406317 (IRS Employer Identification No.)

7711 Carondelet Avenue, St. Louis, Missouri 63105

(Address of principal executive office and zip code)

Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) At the 2010 Annual Meeting of Stockholders held on April 27, 2010, our stockholders approved amendments to our 2003 Stock Incentive Plan to increase the number of common shares reserved for issuance under the plan by 2,150,000 from 6,900,000 to 9,050,000, as well as to effect certain other changes.

    A copy of the Amended and Restated 2003 Stock Incentive Plan is included as Exhibit 10.1 to this current report.  The above description is qualified in its entirety by reference to such exhibit.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    At the 2010 Annual Meeting of Stockholders on April 27, 2010, Pamela A. Joseph and Tommy G. Thompson were re-elected as Class III Directors.  The votes with respect to each nominee are set forth below:

	Total Votes For Each Director	Total Votes Withheld From Each Director	Total Broker Non-votes
Pamela A. Joseph	37,948,615	6,196,619	2,092,101
Tommy G. Thompson	33,424,769	10,720,465	2,092,101

    Also at the meeting, the following actions were taken:

•	the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, was ratified; and
•	amendments to the 2003 Stock Incentive Plan were approved.

	Total Votes For	Total Votes Against	Total Votes Abstain	Total Broker Non-votes
Ratification of KPMG LLP	46,011,657	218,042	7,636	-
Amendments to the 2003 Stock Incentive Plan	36,655,185	7,484,500	5,549	2,092,101

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated 2003 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2010	CENTENE CORPORATION
	By:	/s/ WILLIAM N. SCHEFFEL
William N. Scheffel
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2003 Stock Incentive Plan